UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2018

SINCERITY APPLIED MATERIALS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-201365	30-0803939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 27, Rialto Tower, 525 Collins Street Melbourne, Victoria (Australia) 3000
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ 61-3-98230361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (⸹230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (⸹240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2018 we increased the size of our Board of Directors from three to four members and appointed Fan Yang as a director. Fan Yang, age 33, has extensive sales and marketing experience in the power energy industry where he has demonstrated significant leadership and business development skills. He is a certified project manager professional. From October 2011 through the present he has worked for the International Business Unit of Sieyuan Electric Co. Ltd. as a Vice President. From March 2008 through September 2011 he worked as the Purchasing Manager for SIIC Group Russian Branch. From November 2006 through September 2007 he worked for Motorola China Research Center as an engineering intern. He received a Bachelor’s Degree in Russian and International Trade from Shanghai International Studies University. We believe that Fan Yang is qualified to serve on our Board of Directors based upon his management and marketing experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCERITY APPLIED MATERIALSHOLDINGS CORP.

Date: February 7, 2018	By:	/s/ Zhang Yiwen
	Name:	Zhang Yiwen
	Title:	Chief Executive Officer